SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2008

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2008, American Greetings Corporation (“American Greetings”) amended its Credit Agreement (the “Credit Agreement”), dated April 4, 2006, among various lending institutions party thereto, National City Bank, as the global agent, joint lead arranger, joint bookrunner, swing line lender, LC Issuer and collateral agent, UBS Securities LLC, as joint lead arranger, joint bookrunner and syndication agent, and KeyBank National Association, JPMorgan Chase Bank, N.A., and LaSalle Bank National Association, as co-documentation agents. The Credit Agreement was amended as follows:

•	to permit American Greetings to sell its Strawberry Shortcake, Care Bears and Sushi Pack properties;

•	to increase the permitted level of acquisitions that American Greetings may make from $200 million to $325 million;

•

to authorize American Greetings to amend its accounts receivable securitization facility to allow its accounts receivable subsidiary, AGC Funding Corporation, to enter into insurance and other transactions that may mitigate credit risks associated with the collection of accounts receivable; and

•	to permit American Greetings to grant certain liens to third parties engaged in connection with the production, marketing and exploitation of American Greetings’ entertainment properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Stephen J. Smith
Stephen J. Smith, Senior Vice President and Chief Financial Officer

Date: September 26, 2008